UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2009

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)

1-07151 (Commission File Number)	31-0595760 (I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888 (Address of principal executive offices) (Zip code)

(510) 271-7000 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]   Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 4, 2009, The Clorox Company (the “Company”) issued the press release attached hereto as Exhibit 99.1 relating to its sale of notes in a public offering in accordance with the terms of the underwriting agreement attached hereto as Exhibit 1.1. A copy of the form of Second Supplemental Indenture dated as of November 9, 2009 between the Company and Well Fargo Bank, National Association, as trustee with respect to the notes is attached as Exhibit 4.1. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the validity of the notes to be issued in this offering is attached as Exhibit 5.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement dated as of November 4, 2009
4.1	Form of Second Supplemental Indenture to be dated as of November 9, 2009 between the Company and Wells Fargo Bank, National Association, as trustee
5.1	Opinion of Morgan, Lewis & Bockius LLP
99.1	Press Release dated as of November 4, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: November 5, 2009	By:	/s/Laura Stein
	Name:	Laura Stein
	Title:	Senior Vice President – General Counsel

INDEX TO EXHIBITS

Exhibit	Description
1.1	Underwriting Agreement dated as of November 4, 2009
4.1	Form of Second Supplemental Indenture to be dated as of November 9, 2009 between the Company and Wells Fargo Bank, National Association, as trustee
5.1	Opinion of Morgan, Lewis & Bockius LLP
99.1	Press Release dated as of November 4, 2009